UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                         Date of Report: August 3, 2001



                              THE DIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




     DELAWARE                                                      51-0374887
(State  or  Other  Jurisdiction  of                         (I.R.S.  Employer
Incorporation  or  Organization)                         Identification  No.)


15501  NORTH  DIAL  BOULEVARD
      SCOTTSDALE,  ARIZONA                                       85260-1619
(Address  of  Principal  Executive  Offices)                    (Zip  Code)


Registrant's  Telephone  Number,  Including  Area  Code  (480)  754-3425

ITEM  7.  EXHIBITS.
   (e)  Exhibits
         (99.1)  Press  Release  of  the  Company  dated  August  3,  2001
         (99.2)  Press  Release  of  the  Company  dated  August  2,  2001

ITEM  9.  REGULATION  FD  DISCLOSURE.

On August 3, 2001, Dial issued a press release announcing that the Board of Directors concluded that the long-term interests of the Company and it shareholders would be best served if the Company were part of a larger enterprise, a copy of which is filed herewith as Exhibit 99.1

On August 2, 2001, Dial issued a press release declaring a quarterly dividend on Dial Common Stock, a copy of which is filed herewith as Exhibit 99.2.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE  DIAL  CORPORATION
August  3,  2001



/s/  Conrad  A.  Conrad
     Executive  Vice  President  and  Chief  Financial  Officer















                                                                    EXHIBIT 99.1




       CYNTHIA  A.  DEMERS  -  CORPORATE  AND  GOVERNMENT  AFFAIRS
       (480)  754-4090

       STEPHEN  D.  BLUM  -  INVESTOR  RELATIONS
       (480)  754-5040




                Dial Announces Board Direction on Future Strategy
                   CONCENTRATE ON RECOVERY PLAN, GROW EARNINGS
                      COMMIT TO SEEK SALE AT OPTIMAL VALUE


SCOTTSDALE, ARIZ., AUGUST 3, 2001 - The Dial Corporation (NYSE: DL) reported that as part of its previously announced SFX01 initiative, the Board of Directors met on August 2 to comprehensively review strategic options for the Company going forward. As a result of this review, the Board concluded that the long-term interests of the Company and its shareholders would be best served if the Company were part of a larger enterprise. Accordingly, the Board decided that the Company should continue its recovery strategy and remain focused on increasing earnings with a goal of maximizing value.

     Herbert M. Baum, The Dial Corporation chairman, president and chief executive officer, said "After almost a year of important progress towards our recovery plan, the Board evaluated strategic options for the Company, including continuing to manage the Company for growth as well as a sale or merger of all or significant parts of the business. The Board concluded that, in order to maximize shareholder value and ensure that our products remain competitive in the future, the Company should be part of a larger enterprise. While no serious discussions for the entire Company have taken place, interest has been expressed for pieces of the business - although selling pieces would not be the most tax efficient approach for our shareholders. Nevertheless, the Board is committed to reviewing potential opportunities, including ones that involve multiple parties. This is a top priority and will have my utmost attention. However, we cannot predict if or when any such transaction might occur, particularly in light of current market conditions."

     At the meeting, the Board noted it was pleased with the momentum of the Company's turnaround and with accomplishments of the last year including:
-     Sales  growth
-     Improved  gross  and  operating  margins
-     Improved  balance  sheet
-     Increased  net  income,  earnings  and  cash  flow  from  operations
-     Reduced  working  capital  requirements
-     Substantial  debt  reduction
     "These results would not have been possible without the full effort, commitment and innovative thinking of all of our employees," said Baum. "The Board expressed its appreciation for their valuable contributions in turning around Dial."

     The Dial Corporation is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, Armour Star canned meats, and the Sarah Michaels and Freeman
Cosmetics personal care brands. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company's Web site at www.dialcorp.com.
                                                    -----------------

     Statements in this press release as to the Company's expectations, beliefs, plans or predictions for a future sale or merger involving the Company are forward-looking statements within the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). These forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. For example, actual events or results could differ materially if (1) potential acquirers do not have the financial or operational capability to acquire the Company on terms acceptable to the Company; (2) potential acquirers who require financing to acquire the Company are unable to obtain such financing on terms acceptable to them; (3) market conditions deter potential acquirers from acquiring the Company; or (4) the Company's operating results or conditions in the categories in which the Company competes deter potential acquirers from acquiring the Company. Accordingly, there is no assurance that the Company or pieces of the Company will be sold or that any such sale will occur in the near future.

     Due to these inherent uncertainties, the investment community is urged not To place undue reliance on forward-looking statements. In addition, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.
                                       ###







                                                                    EXHIBIT 99.2



       CYNTHIA  DEMERS  -  CORPORATE  AND  GOVERNMENT  AFFAIRS
       (480)  754-4090

       STEPHEN  BLUM  -  INVESTOR  RELATIONS
       (480)  754-5040


THE  DIAL  CORPORATION  DECLARES  QUARTERLY  DIVIDEND

SCOTTSDALE,  ARIZ.,  AUGUST  2,  2001  -  The  Board  of  Directors  of The Dial
Corporation (NYSE: DL) today declared a quarterly dividend of $0.04 per share on the Company's common stock.

     The dividend is payable on October 16, 2001 to stockholders of record at the close of business on September 17, 2001.

     The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, Armour Star canned meats, and the Sarah Michaels and Freeman personal care brands. Dial products have been in the marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company's Web site at www.dialcorp.com.
                                       ###